Execution Version
SERVICES AGREEMENT
By and Between
BELO CORP.
and
A. H. BELO CORPORATION
Dated as of February 8, 2008

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SERVICES AGREEMENT
     This SERVICES AGREEMENT (this “Agreement”), dated as of February 8, 2008, by and between Belo Corp., a Delaware corporation (“Belo”), and A. H. Belo Corporation, a Delaware corporation (“Newspaper Holdco,” and, together with Belo, each a “Party” and collectively the “Parties”).
RECITALS
     WHEREAS, the Board of Directors of Belo has determined that it is in the best interests of Belo and its shareholders to separate the Newspaper Holdco Business (as defined below) and the Belo Business (as defined below) into two separate public companies, on the terms and subject to the conditions set forth in the Separation and Distribution Agreement (as defined below), in order to, among other things, (i) create more focused organizations better able to respond to different industry dynamics and therefore better able to tailor strategic initiatives and priorities; (ii) allow the investment community to evaluate Belo and Newspaper Holdco separately relative to the performance of their peers; (iii) allow Newspaper Holdco greater flexibility to create a capital structure and deploy capital more closely aligned with its strategic priorities; and (iv) allow Newspaper Holdco to provide its management and employees incentive compensation more directly linked to its individual financial performance;
     WHEREAS, in order to effectuate the foregoing, Belo and Newspaper Holdco have entered into a Separation and Distribution Agreement, dated as of February 8, 2008 (the “Separation and Distribution Agreement”), pursuant to which and subject to the terms and conditions set forth therein, on the Distribution Date (as defined in the Separation and Distribution Agreement) the Newspaper Holdco Business shall be separated from the Belo Business and the Newspaper Holdco Common Stock shall be distributed on a pro rata basis to the shareholders of Belo; and
     WHEREAS, in connection therewith and in order to ensure an orderly transition under the Separation and Distribution Agreement, following the Effective Time (as defined in the Separation and Distribution Agreement), Belo desires to provide, through the Belo Service Providers (as defined below), to Newspaper Holdco and its Affiliates, as applicable, certain services (the “Belo Services”) with respect to the operations of Newspaper Holdco and its Affiliates, and Newspaper Holdco desires to provide, through the Newspaper Holdco Service Providers (as defined below), to Belo and its Affiliates, as applicable, certain services (the “Newspaper Holdco Services”) with respect to the operations of Belo and its Affiliates, as such Belo Services and Newspaper Holdco Services are more fully described in (i) separate service schedules to be agreed to and delivered by the Parties hereto on the date hereof or from time to time thereafter (all such service schedules, including any appendices, exhibits or other attachments thereto, the “Schedules,” and each, a “Schedule”), or (ii) separate agreements to be entered into by the Parties or their respective Service Providers on the date hereof or from time to time thereafter (all such separate agreements, including any appendices, exhibits or other attachments thereto, the “Additional Agreements,” and each, an “Additional Agreement”). The general categories of Belo Services and Newspaper Holdco Services initially to be provided pursuant to the Schedules or Additional Agreements are reflected on Exhibit A attached hereto.

     NOW, THEREFORE, in consideration of the promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Belo and Newspaper Holdco hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. Capitalized terms used herein, but not defined herein shall have the meanings assigned to such terms in the Separation and Distribution Agreement, as it may be amended from time to time in accordance with the terms thereof, and the following terms shall have the meanings set forth below:
     “Additional Agreements” shall have the meaning assigned to it in the recitals.
     “Additional Belo Service” shall have the meaning assigned to it in Section 2.05.
     “Additional Newspaper Holdco Service” shall have the meaning assigned to it in Section 2.06.
     “Affiliate” means, with respect to any specified Person (as defined in the Separation and Distribution Agreement), any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided, however, that for purposes of this Agreement, no member of either Group (as defined in the Separation and Distribution Agreement) shall be deemed to be an Affiliate of any member of the other Group. As used herein, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.
     “Agreement” shall have the meaning assigned to it in the preamble.
     “Auditing Standard No. 2” shall have the meaning assigned to it in Section 6.01.
     “Belo” shall have the meaning assigned to it in the preamble.
     “Belo Business” means all businesses and operations of the Belo Group, other than the Newspaper Holdco Business.
     “Belo Data” means all data relating primarily to the Belo Business (including all files, records and other Information relating primarily to the Belo Business that have been uploaded to Software at any time since Belo or Newspaper Holdco began using such Software (as defined in the Separation and Distribution Agreement), whether uploaded prior to, on or after the Effective Time).
     “Belo Service Providers” means Belo, its Affiliates and any third party, in each case, to the extent such Person is providing the Belo Services on behalf of Belo pursuant to any Schedule or Additional Agreement.

     “Belo Services” shall have the meaning assigned to it in the recitals.
     “Belo Transition Plan” shall have the meaning assigned to it in Section 2.09(c).
     “Dispute Notice” shall have the meaning assigned to it in Section 5.10.
     “Employee Costs” means for each employee of a Service Provider, to the extent such employee is providing a service to a Service Recipient pursuant to this Agreement, the gross compensation expense, including any benefit and/or administrative costs, applicable to such employee, based on the ratio of the Service Provider’s estimate of the time spent by the employee on behalf of the Service Recipient divided by the total time worked by the employee.
     “Force Majeure Event” means any act of God, fire, flood, storm or explosion; any strike, lockout or other labor disturbance; any material shortage of facilities, labor, materials or equipment; any delay in transportation, breakdown or accident; any change in Law; any riot, war, act of terror, rebellion or insurrection; any embargo or fuel or energy shortage; any interruption in telecommunications or utilities services; or any other event, in each case beyond the reasonable control of a Party and that actually prevents, hinders or delays such Party from performing its obligations under this Agreement or the Additional Agreements.
     “Loss” shall have the meaning assigned to it in Section 5.08.
     “Newspaper Holdco” shall have the meaning assigned to it in the preamble.
     “Newspaper Holdco Business” means the business and operations conducted by the Newspaper Holdco Group from time to time, whether at or after the Effective Time (as defined in the Separation and Distribution Agreement), including the business and operations conducted by the Newspaper Holdco Group, as more fully described in the Information Statement (as defined in the Separation and Distribution Agreement), including, without limitation, the assets, operations, personnel and related activities connected with the “Belo Interactive Media” and “Belo Technology” organizations, at or after the Effective Time.
     “Newspaper Holdco Data” means all data relating primarily to the Newspaper Holdco Business (including all files, records and other Information (as defined in the Separation and Distribution Agreement) relating primarily to the Newspaper Holdco Business that have been uploaded to Software at any time since Belo or Newspaper Holdco began using such Software, whether uploaded prior to, on or after the Effective Time).
     “Newspaper Holdco Service Providers” means Newspaper Holdco, its Affiliates and any third party, in each case, to the extent such Person is providing the Newspaper Holdco Services on behalf of Newspaper Holdco pursuant to any Schedule or Additional Agreement.
     “Newspaper Holdco Services” shall have the meaning assigned to it in the recitals.
     “Newspaper Holdco Transition Plan” shall have the meaning assigned to it in Section 2.09(b).
     “Party” or ”Parties” shall have the meaning assigned to such terms in the preamble.

     “Prime Rate” means the “prime rate” published in the “Money Rates” section of The Wall Street Journal. If The Wall Street Journal ceases to publish the “prime rate,” then the Parties shall mutually agree to an equivalent publication that publishes such “prime rate,” and if such “prime rate” is no longer generally published or is limited, regulated or administered by a Governmental Authority, then a comparable interest rate index mutually agreed to by the Parties.
     “SAS 70 Audit” shall have the meaning assigned to it in Section 6.01.
     “Schedules” shall have the meaning assigned to it in the recitals.
     “Separation and Distribution Agreement” shall have the meaning assigned to it in the recitals.
     “Service Provider” means the Belo Service Providers and/or the Newspaper Holdco Service Providers, as the context requires.
     “Service Recipient” means either Belo or its Affiliates, to the extent Belo is receiving a service from a Newspaper Holdco Service Provider, or Newspaper Holdco or its Affiliates, to the extent Newspaper Holdco is receiving a service from a Belo Service Provider, as the context requires.
     “Services” means the Belo Services and/or the Newspaper Holdco Services, as the context requires.
     “Services Tax” shall have the meaning assigned to it in Section 3.05(a)(i).
     “SOX” means the Sarbanes-Oxley Act of 2002, as amended from time to time.
     “Taxing Authority” shall have the meaning assigned to it in Section 3.05(a)(ii).
     “Withheld Tax” shall have the meaning assigned to it in Section 3.05(e).
     Section 1.02 General Interpretive Principles. (a)  Words in the singular shall include the plural and vice versa, and words of one gender shall include the other gender, in each case, as the context requires, (b) the term “hereof,” “herein,” “hereunder” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and references to Article, Section, paragraph, exhibit and Schedule are references to the Articles, Sections, paragraphs, exhibits and Schedules to or delivered in connection with this Agreement unless otherwise specified, (c) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified and (d) any reference to any federal, state, local or non-U.S. statute or Law shall be deemed to also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Unless the context requires otherwise, references in this Agreement to “Belo” shall also be deemed to refer to the applicable member of the Belo Group and to “Newspaper Holdco” shall also be deemed to refer to the applicable member of the Newspaper Holdco Group.

ARTICLE II
SERVICES
     Section 2.01 Belo Services. During the term of this Agreement, Belo shall provide, or shall cause one or more Belo Service Providers to provide, the Belo Services to Newspaper Holdco and its applicable Affiliates, as such Belo Services are more particularly described in the applicable Schedules or Additional Agreements, upon the terms and subject to the conditions of this Agreement, such Schedules or such Additional Agreements.
     Section 2.02 Newspaper Holdco Services. During the term of this Agreement, Newspaper Holdco shall provide, or shall cause one or more Newspaper Holdco Service Providers to provide, the Newspaper Holdco Services to Belo and its applicable Affiliates, as such Newspaper Holdco Services are more particularly described in the applicable Schedules or Additional Agreements, upon the terms and subject to the conditions of this Agreement, such Schedules or such Additional Agreements.
     Section 2.03 Standard of Performance for Belo Services.  (a) Belo shall provide, or shall cause to be provided, the Belo Services in a manner and at a level that is substantially similar in all material respects to the typical manner and average level at which such Belo Services were provided to Newspaper Holdco or its Affiliates during the 12 month period prior to the Effective Time, except to the extent that (i) a different manner or level of a Belo Service is set forth in a Schedule or an Additional Agreement, in which case such Belo Service shall be provided in the manner and level as set forth in each such applicable Schedule or Additional Agreement or (ii) such Belo Service has not been provided during the 12 month period prior to the Effective Time and the applicable Schedule or Additional Agreement does not set forth a manner or level at which such Belo Service is to be provided, in which case, such Belo Service shall be provided in a commercially reasonable manner.
     (b) Notwithstanding Section 2.03(a), Belo may change from time to time the manner and level at which any Belo Service is provided to Newspaper Holdco, including, but not limited to, discontinuing such Belo Service, to the extent that Belo is making a similar change in performing a substantially similar service for itself or its Affiliates and if Belo provides Newspaper Holdco substantially the same notice (in content and timing) as Belo provides itself and its Affiliates with respect to such change (but not less than 90 days prior notice in any case); provided, that, Belo may not make any change to the manner and level at which any Belo Service is provided to Newspaper Holdco or its Affiliates if such change would result in a violation, or cause Newspaper Holdco or its Affiliates to be in violation, of applicable Law; provided, further, if Newspaper Holdco can demonstrate, in accordance with the terms of this Agreement, that such change is not commercially reasonable and Newspaper Holdco has suffered a material financial harm as a result of such change, Belo shall be required to restore the manner and level at which such Belo Service is provided to Newspaper Holdco to the manner and level required by Section 2.03(a). In the event Belo shall change the manner and level at which any Belo Service is provided to Newspaper Holdco, the Parties shall mutually agree to any necessary adjustments to the applicable Schedule or Additional Agreement and the applicable fees and expenses for the applicable Belo Service.

     (c) Subject to Section 5.05, in no event shall Belo or a Belo Service Provider be liable or accountable, in damages or otherwise, for any error of judgment or any mistake of fact or Law or for any action or omission in connection with the provision of the Belo Services by Belo or any Belo Service Provider that Belo or such Belo Service Provider took or refrained from taking in good faith hereunder, except in the case of Belo’s or such Belo Service Provider’s intentional breach or gross negligence.
     Section 2.04 Standard of Performance for Newspaper Holdco Services.  (a) Newspaper Holdco shall provide, or shall cause to be provided, the Newspaper Holdco Services in a manner and at a level that is substantially similar in all material respects to the typical manner and average level at which such Newspaper Holdco Services were provided to Belo or its Affiliates during the 12 month period prior to the Effective Time, except to the extent that (i) a different manner or level of a Newspaper Holdco Service is set forth in a Schedule or Additional Agreement, in which case such Newspaper Holdco Service shall be provided in the manner and level as set forth in each such applicable Schedule or Additional Agreement or (ii) such Newspaper Holdco Service has not been provided during the 12 month period prior to the Effective Time and the applicable Schedule or Additional Agreement does not set forth a manner or level at which such Newspaper Holdco Service is to be provided, in which case, such Newspaper Holdco Service shall be provided in a commercially reasonable manner.
     (b) Notwithstanding Section 2.04(a), Newspaper Holdco may change from time to time the manner and level at which any Newspaper Holdco Service is provided to Belo, including, but not limited to, discontinuing such Newspaper Holdco Service, to the extent that Newspaper Holdco is making a similar change in performing a substantially similar service for itself and its Affiliates or if Newspaper Holdco provides Belo substantially the same notice (in content and timing) as Newspaper Holdco provides itself and its Affiliates with respect to such change (but not less than 90 days prior notice in any case); provided, that, Newspaper Holdco may not make any change to the manner and level at which any Newspaper Holdco Service is provided to Belo or its Affiliates if such change would result in a violation, or cause Belo or its Affiliates to be in violation, of applicable Law; provided, further, if Belo can demonstrate, in accordance with the terms of this Agreement, that such change is not commercially reasonable and Belo has suffered a material financial harm as a result of such change, Newspaper Holdco shall be required to restore the manner and level at which such Newspaper Holdco Service is provided to Belo to the manner and level required by Section 2.04(a). In the event Newspaper Holdco shall change the manner and level at which any Newspaper Holdco Service is provided to Belo, the Parties shall mutually agree to any necessary adjustments to the applicable Schedule or Additional Agreement and the applicable fees and expenses for the applicable Newspaper Holdco Service.
     (c) Subject to Section 5.06, in no event shall Newspaper Holdco or a Newspaper Holdco Service Provider be liable or accountable, in damages or otherwise, for any error of judgment or any mistake of fact or Law or for any action or omission in connection with the provision of the Newspaper Holdco Services by Newspaper Holdco or any Newspaper Holdco Service Provider that Newspaper Holdco or such Newspaper Holdco Service Provider took or refrained from taking in good faith hereunder, except in the case of Newspaper Holdco’s or such Newspaper Holdco Service Provider’s intentional breach or gross negligence.

     Section 2.05 Omitted Belo Services.  If, from time to time during the term of this Agreement, Newspaper Holdco determines that the provision of an additional service is reasonably necessary to enable Newspaper Holdco and its Affiliates to operate on a stand-alone basis, and such service (whether or not then currently being provided) is not included in a Schedule or an Additional Agreement (such service, including, without limitation the right to use, or the use of, any Asset (as defined in the Separation and Distribution Agreement) in connection with such service, hereinafter referred to as an “Additional Belo Service”), then Newspaper Holdco may give written notice thereof to Belo in accordance with Section 8.01 hereof. Upon receipt of such notice by Belo, if Belo is willing to provide such Additional Belo Service (and it shall be under no obligation to do so), the Parties will negotiate in good faith a new Schedule or Additional Agreement setting forth the Additional Belo Service, the terms and conditions (including any service level requirements) for the provision of such Additional Belo Service and the fees payable by Newspaper Holdco for such Additional Belo Service, such fees to be consistent with the business purposes of the Parties.
     Section 2.06 Omitted Newspaper Holdco Services.  If, from time to time during the term of this Agreement, Belo determines that the provision of an additional service is reasonably necessary to enable Belo and its Affiliates to operate on a stand-alone basis, and such service (whether or not then currently being provided) is not included in a Schedule or an Additional Agreement (such service, including, without limitation, the right to use, or the use of, any Asset in connection with such service, herein after referred to as an “Additional Newspaper Holdco Service”), then Belo may give written notice thereof to Newspaper Holdco in accordance with Section 8.01 hereof. Upon receipt of such notice by Newspaper Holdco, if Newspaper Holdco is willing to provide the Additional Newspaper Holdco Service (and it shall be under no obligation to do so), the Parties will negotiate in good faith a new Schedule or Additional Agreement setting forth the Additional Newspaper Holdco Service, the terms and conditions (including any service level requirements) for the provision of such Additional Newspaper Holdco Service and the fees payable by Belo for such Additional Newspaper Holdco Service, such fees to be consistent with the business purposes of the Parties.
     Section 2.07 Interruption of Services.  (a) If, due to a Force Majeure Event, Belo or a Belo Service Provider is unable, wholly or partially, to perform its obligations hereunder or under any Additional Agreement, then Belo shall be relieved of liability and shall suffer no prejudice for failing to perform or comply during the continuance and to the extent of such whole or partial inability to perform its obligations hereunder or thereunder so caused by such Force Majeure Event; provided, that, (i) Belo gives Newspaper Holdco prompt notice, written or oral (but if oral, promptly confirmed in writing) of such whole or partial inability to perform its obligations hereunder or thereunder and a reasonably detailed description of the cause thereof and (ii) in the event such whole or partial inability to perform its obligations hereunder or thereunder is a result of Belo’s or such Belo Service Provider’s capacity or similar limitations, with respect to the allocation of such limited resources, where feasible, Newspaper Holdco and its Affiliates shall be treated no less favorably by Belo or such Belo Service Provider than Belo or any Affiliate of Belo. If Belo fails to promptly give notice of such Force Majeure Event, then Belo shall only be relieved from such performance or compliance from and after the giving of such notice. Belo shall, or shall cause the applicable Belo Service Provider to, use its commercially reasonable efforts to remedy the situation caused by such Force Majeure Event and remove, so far as possible and with reasonable timeliness, the cause of its inability to perform or comply. Belo shall give Newspaper Holdco prompt notice of the cessation of the Force Majeure Event.
     (b) If, due to a Force Majeure Event, Newspaper Holdco or a Newspaper Holdco Service Provider is unable, wholly or partially, to perform its obligations hereunder or under any Additional Agreement, then Newspaper Holdco shall be relieved of liability and shall suffer no prejudice for failing to perform or comply during the continuance and to the extent of such whole or partial inability to perform its obligations hereunder or thereunder so caused by such Force Majeure Event; provided, that, (i) Newspaper Holdco gives Belo prompt notice, written or oral (but if oral, promptly confirmed in writing) of such whole or partial inability to perform its obligations hereunder or thereunder and a reasonably detailed description of the cause thereof and (ii) in the event such whole or partial inability to perform its obligations hereunder or thereunder is a result of Newspaper Holdco’s or such Newspaper Holdco Service Provider’s capacity or similar limitations, with respect to the allocation of such limited resources, where feasible, Belo and its Affiliates shall be treated no less favorably by Newspaper Holdco or such Newspaper Holdco Service Provider than Newspaper Holdco or any Affiliate of Newspaper Holdco. If Newspaper Holdco fails to promptly give notice of such Force Majeure Event, then Newspaper Holdco shall only be relieved from such performance or compliance from and after the giving of such notice. Newspaper Holdco shall, or shall cause the applicable Newspaper Holdco Service Provider to, use its commercially reasonable efforts to remedy the situation caused by such Force Majeure Event and remove, so far as possible and with reasonable timeliness, the cause of its inability to perform or comply. Newspaper Holdco shall give Belo prompt notice of the cessation of the Force Majeure Event.
     Section 2.08 Access.  (a) Newspaper Holdco shall, and shall cause its applicable Affiliates to, make available on a timely basis to each Belo Service Provider such Information reasonably requested by such Belo Service Provider to enable such Belo Service Provider to provide the Belo Services. Newspaper Holdco shall, and shall cause its applicable Affiliates to, provide to the Belo Service Providers reasonable access to the premises of Newspaper Holdco and such Affiliates and the systems, Software and networks located therein, to the extent necessary for the purpose of providing the Belo Services. In connection with such availability and access, Belo shall ensure that it and the other Belo Service Providers comply with applicable Law and Newspaper Holdco’s security, confidentiality and other policies and procedures, as may be provided to Belo by Newspaper Holdco in writing from time to time.
     (b) Belo shall, and shall cause its applicable Affiliates to, make available on a timely basis to each Newspaper Holdco Service Provider such Information reasonably requested by such Newspaper Holdco Service Provider to enable such Newspaper Holdco Service Provider to provide the Newspaper Holdco Services. Belo shall, and shall cause its applicable Affiliates to, provide to the Newspaper Holdco Service Providers reasonable access to the premises of Belo and such Affiliates and the systems, Software and networks located therein, to the extent necessary for the purpose of providing the Newspaper Holdco Services. In connection with such availability and access, Newspaper Holdco shall ensure that it and the other Newspaper Holdco Service Providers comply with applicable Law and Belo’s security, confidentiality and other policies and procedures, as may be provided to Newspaper Holdco by Belo in writing from time to time.

     Section 2.09 Transition of Responsibilities.  (a) Unless otherwise agreed with respect to specific services, each Party agrees to use its commercially reasonable efforts to reduce or eliminate its and its Affiliates’ dependency on each Service as soon as is reasonably practicable. Belo agrees to cooperate with Newspaper Holdco to facilitate the smooth transition of responsibility for the Belo Services to Newspaper Holdco or any third party. Newspaper Holdco agrees to cooperate with Belo to facilitate the smooth transition of responsibility for the Newspaper Holdco Services to Belo or any third party.
     (b) In furtherance of Section 2.09(a), Belo and Newspaper Holdco will work in good faith to prepare a plan for Newspaper Holdco to assume responsibility or eliminate the need for the provision of any particular Belo Service that is intended to be provided on only a short-term basis (the “Newspaper Holdco Transition Plan”).
     (c) In furtherance of Section 2.09(a), Belo and Newspaper Holdco will work in good faith to prepare a plan for Belo to assume responsibility or eliminate the need for the provision of any particular Newspaper Holdco Service that is intended to be provided on only a short-term basis (the “Belo Transition Plan”).
ARTICLE III
FEES AND EXPENSES
     Section 3.01 Fees and Expenses.  The fees and expenses for each of the Services to be provided hereunder are set forth in each Schedule or Additional Agreement.
     Section 3.02 Billing and Payment; No Set-off.  Amounts payable in respect of Services under this Agreement shall be invoiced to the Party receiving such Services monthly in arrears and paid to the Party providing such Services, as directed by such providing Party, which amounts shall be due within 45 days after the date of invoice. All amounts due and payable hereunder shall be invoiced and, except as set forth in any Schedule or in any Additional Agreement, paid in U.S. dollars without offset, set-off, deduction or counterclaim, however arising, unless the Parties agree otherwise.
     Section 3.03 Additional Costs.  (a) Newspaper Holdco shall reimburse Belo for the costs designated in each Schedule and Additional Agreement as reimbursable by Newspaper Holdco. If it is necessary for Belo or any Belo Service Provider to incur any additional costs in connection with the provision of the Belo Services, Belo shall inform Newspaper Holdco of such need before any such additional cost is incurred. Upon mutual written agreement of Newspaper Holdco and Belo, as to the necessity of any such increase, Newspaper Holdco shall advance, or shall cause to be advanced, to Belo an amount equal to the estimated costs and expenses to be reasonably incurred in connection therewith. If the actual costs and expenses incurred by Belo or such Belo Service Provider are greater than the estimated costs, the necessity of increased costs shall again be subject to the mutual written agreement of the Parties, and if the Parties cannot agree, Belo shall return the advance of estimated costs to the extent not previously expended by Belo in connection with the provision of such Belo Service. If the actual costs and expenses incurred by Belo or such Belo Service Provider are less than the estimated costs and expenses,

Belo shall repay, to Newspaper Holdco, the difference between the actual and estimated costs and expenses.
     (b) Belo shall reimburse Newspaper Holdco for the costs designated in each Schedule and Additional Agreement as reimbursable by Belo. If it is necessary for Newspaper Holdco or any Newspaper Holdco Service Provider to incur any additional costs in connection with the provision of the Newspaper Holdco Services, Newspaper Holdco shall inform Belo of such need before any such additional cost is incurred. Upon mutual written agreement of Belo and Newspaper Holdco, as to the necessity of any such increase, Belo shall advance, or shall cause to be advanced, to Newspaper Holdco an amount equal to the estimated costs and expenses to be reasonably incurred in connection therewith. If the actual costs and expenses incurred by Newspaper or such Newspaper Service Provider are greater than the estimated costs, the necessity of increased costs shall again be subject to the mutual written agreement of the Parties, and if the Parties cannot agree, Newspaper Holdco shall return the advance of estimated costs to the extent not previously expended by Newspaper Holdco in connection with the provision of such Newspaper Holdco Service. If the actual costs and expenses incurred by Newspaper or such Newspaper Service Provider are less than the estimated costs and expenses, Newspaper Holdco shall repay, to Belo, the difference between the actual and estimated costs and expenses.
     Section 3.04 Late Payments.  Late payments shall bear interest at a rate per annum equal to the Prime Rate plus 2%; provided, however, no amount due under this Agreement shall be considered late unless such amount remains unpaid 90 days following the date of invoice.
     Section 3.05 Taxes.
     (a) Separate Statement.
     (i) The fees and expenses set forth in the Schedules or Additional Agreements and to be paid for the services provided pursuant to this Agreement or any Additional Agreement do not include any amount of sales, use, excise, gross receipts, value added, goods and services, or any other transaction or revenue based taxes applicable to the provision of the Services (each such tax, together with any applicable interest, penalties, or additions to tax imposed with respect to such tax, a “Services Tax”).
     (ii) The Service Provider shall separately state and identify in the invoices, usage reports, and/or descriptive materials provided (electronically or otherwise) to the Service Recipient any amount of Services Taxes that the Service Provider undertakes to collect from the Service Recipient and remit the Services Taxes collected to the appropriate Governmental Authority or other authority responsible for the collection of such Services Taxes (each a “Taxing Authority”).
     (b) Good Faith Collection and Identification.
     (i) The Service Provider shall act in good faith to collect from the Service Recipient and remit to the appropriate Taxing Authority those Services Taxes imposed by the jurisdictions in which the Service Provider is subject to taxation based on the Services provided; provided, however, that the delivery by the Service Recipient to the Service

Provider of a resale certificate, exemption certificate, or self-pay permit shall be deemed to be the equivalent of good faith collection and remission.
     (ii) The Service Provider shall act in good faith to describe the services rendered pursuant to this Agreement or any Additional Agreement in the invoices, usage reports, and/or descriptive materials provided (electronically or otherwise) to the Service Recipient with specificity sufficient to determine the applicability of Services Taxes.
     (iii) The Service Recipient, pursuant to this Agreement or any Additional Agreement, shall act in good faith to identify the physical location and taxing jurisdictions in which its receives the benefit of the Services provided in the purchase orders, usage reports, and/or descriptive materials provided (electronically or otherwise) to the Service Provider to determine the applicability of Services Taxes.
     (c) Indemnification.
     (i) The Service Recipient, pursuant to this Agreement or any Additional Agreement, shall be solely liable for the payment of any Services Tax applicable to such receipt, without regard to the identity of the Party on whom the Liability for the Services Tax is imposed by statute, regulation, or otherwise, unless the payment of such Services Tax by the Service Recipient is prohibited by Law.
     (A) It is the sole responsibility of the Service Recipient pursuant to this Agreement, to provide the Service Provider with all geographic and jurisdictional Information necessary to determine the Services Taxes applicable to the provision of Services under this Agreement, and any failure to provide such Information shall relieve the Service Provider from responsibility for any act or failure to act resulting in the imposition of an incorrect amount of Services Tax or otherwise avoidable multiple impositions of Services Tax.
     (B) The failure of the Service Provider to separately state, collect, and/or remit any applicable Services Tax shall not relieve the Service Recipient, pursuant to this Agreement or any Additional Agreement, from Liability for the payment of any applicable Services Tax.
     (ii) Except to the extent of the Service Provider’s intentional breach or gross negligence, the Service Recipient shall indemnify and hold the Service Provider harmless from any Liability arising from any failure to separately state, collect, and/or remit any applicable Services Tax, plus any reasonable costs, fees, and expenses incurred by the Service Provider in the defense of such Liability.
     (iii) The Service Provider shall have no Liability for any over-collection of Services Taxes from the Service Recipient, pursuant to this Agreement, that are remitted to a Taxing Authority as long as such over-collection was made in good faith; provided, however, that if the Service Provider is a necessary party to the filing of a claim for the refund of any over-collected Services Taxes, then the Service Provider shall reasonably cooperate with the Service Recipient pursuant to this Agreement in the preparation and filing of the such refund claim.

     (iv) No Limitation on Liability.
     (A) Any other provision of this Agreement or any Additional Agreement to the contrary notwithstanding, the indemnification provided pursuant to this Section 3.05(c) shall not be subject to or included in the computation of the maximum liability limitation set forth in either Section 5.07(a) or Section 5.07(b) of this Agreement.
     (B) Any other provision of this Agreement or any Additional Agreement to the contrary notwithstanding, the indemnification provided pursuant to this Section 3.05(c) shall not be subject to the restriction on incidental, consequential, and punitive damages set forth in Section 5.07(c) of this Agreement to the extent that such damages are imposed by or arise as a result of the collection of a Services Tax by a Taxing Authority.
     (d) This Agreement contemplates that the legal relationship between the Service Provider and the Service Recipient may vary with the services being provided and that a Service Provider may be simultaneously acting in one or more of the following capacities: (i) purchasing agent, (ii) reseller and/or (iii) provider of services.
     (i) In the event the Service Provider purchases services from a third-party provider for use and consumption by the Service Recipient “as acquired” and the contractual relationship with the third-party provider allows for the purchase of the services by both Parties, the Service Provider shall be the appointed purchasing agent of the Service Recipient and the administration of the Services Taxes shall reflect such agency relationship.
     (ii) In the event the Service Provider purchases services from a third-party provider for use and consumption by the Service Recipient “as acquired” and the contractual relationship with the third-party provider does not allow for the purchase of the services by both of the Parties, the Service Provider shall resell the services to the Service Recipient and the administration of the Services Taxes shall reflect such reseller relationship.
     (iii) In the event the Service Provider either (i) modifies services acquired from a third-party provider for delivery of Services to the Service Recipient, (ii) incorporates services acquired from a third-party provider into Services for delivery to the Service Recipient, or (iii) provides Services to the Service Recipient without the purchase of services acquired from a third-party provider, the Service Provider shall be deemed to be the provider of the services and the administration of the Services Taxes shall reflect such provision of services by the Service Provider.
     (e) Each Party shall withhold and pay over to the Governmental Authority responsible for the collection of any amount of income tax or other assessment, charge, regulatory fee or other amount required by Law to be withheld from payments made to the other Party pursuant to this Agreement or any Additional Agreement (the “Withheld Tax” ), and the

Withheld Tax shall be credited to the account of the Party from whose payment the Withheld Tax was withheld.
     (f) Any other provision of this Agreement or any Additional Agreement to the contrary notwithstanding, no Party shall be responsible for any taxes imposed on the other Party measured by income, capital, or resulting from the existence or general Business operations of the other Party other than those resulting from an indemnified Loss including, but not limited to, any amount of Withheld Tax.
     (g) It is hereby acknowledged that a Service Provider may pay Services Taxes to a Taxing Authority or a third-party vendor and such Service Provider may not be capable of identifying or communicating Information regarding such payment to the Service Recipient. The Parties shall cooperate to identify purchases on which Services Taxes have been previously paid or remitted to reduce the occurrence of any over-collection of such Services Taxes.
     (h) Subject to Sections 5.10 and 8.09, the Parties agree to and shall, from time to time, do and perform such other and further acts, and execute and deliver any and all such other and further instruments as may be required by Law or reasonably requested by the other Party to establish, maintain, and protect the respective rights and remedies of the other Party as provided in this Agreement with respect to Services Taxes and Withheld Taxes.
ARTICLE IV
CONFIDENTIALITY
     Section 4.01 Confidentiality Obligations.  (a) Each Party acknowledges (i) that such Party has in its possession and in connection with the provision of Services hereunder, such Party will receive Information of the other Party that is not available to the general public, and (ii) that such Information may constitute, contain or include material non-public Information of the other Party. Subject to Section 4.01(c), Belo, on behalf of itself and each of its Affiliates, and Newspaper Holdco, on behalf of itself and each of its Affiliates, agrees to hold, and to cause its respective directors, officers, employees, agents, third party contractors, vendors, Service Providers, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that such Party applies to its own confidential and proprietary Information pursuant to its applicable policies and procedures in effect as of the Effective Time, all Information concerning the other Party (or its Business) and such other Party’s Affiliates (or their respective Businesses) that is either in its possession (including Information in its possession prior to the Effective Time) or furnished by the other Party or the other Party’s Affiliates or their respective directors, officers, employees, agents, third party contractors, vendors, Service Providers, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement or any Additional Agreement, and will not use such Information other than for such purposes as may be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information: (i) is or becomes available to the general public, other than as a result of a disclosure by such Party or its Affiliates or any of their respective directors, officers, employees, agents, third party contractors, vendors, Service Providers, accountants, counsel and other advisors and representatives in breach of this Agreement or any Additional Agreement; (ii) was available to such Party or its Affiliates or becomes available to such Party or its Affiliates, on a non-confidential basis from a source other than the other Party hereto; provided, that, the source of such Information was not bound by a confidentiality obligation with respect to such Information, or otherwise prohibited from transmitting the Information to such Party or its Affiliates by a contractual, legal or fiduciary obligation; or (iii) is independently generated by such Party without use of or reference to any proprietary or confidential Information of the other Party.
     (b) No Release, Compliance with Law, Return or Destruction.  Each Party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its directors, officers, employees, agents, third party contractors, vendors, Service Providers, accountants, counsel, lenders, investors and other advisors and representatives who need to know such Information in order to provide the Services pursuant to this Agreement, and except in compliance with Section 4.01(c). Notwithstanding anything herein to the contrary, each Party shall advise its directors, officers, employees, agents, third party contractors, vendors, Service Providers, accountants, counsel, lenders, investors and other advisors and representatives who have been provided with such Information of such Party’s confidentiality obligations hereunder and that such Information may constitute, contain or include material non-public Information of the other Party. Each Party shall, and shall cause, its directors, officers, employees, agents, third party contractors, vendors, Service Providers, accountants, counsel, lenders, investors and other advisors and representatives who have been provided with such Information to use such Information only in accordance with (i) the terms of this Agreement or any Additional Agreement and (ii) applicable Law (including federal and state securities Laws). Each Party shall promptly, after receiving a written request of the other Party, return to the other Party all such Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other Party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon), as directed by the other Party.
     (c) Protective Arrangements.  Notwithstanding anything herein to the contrary, in the event that either Party or any of its directors, officers, employees, agents, third party contractors, vendors, Service Providers, accountants, counsel, lenders, investors and other advisors and representatives either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable Law or the rules or regulations of a Governmental Authority or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of the other Party that is subject to the confidentiality provisions hereof, such Party shall, if possible, notify the other Party prior to disclosing or providing such Information and shall cooperate at the expense of the requesting Party in seeking any reasonable protective arrangements requested by such other Party. In the event that a protective arrangement is not timely obtained, the Person that received such request (i) may thereafter disclose or provide such Information to the extent required by such Law (as so advised by counsel in a written opinion) or by lawful process or such Governmental Authority, without liability therefor and (ii) shall exercise its commercially reasonable efforts to have confidential treatment accorded any such Information so furnished.

ARTICLE V
NO WARRANTY; LIMITATION OF LIABILITY; INDEMNIFICATION;
ESCALATION
     Section 5.01 Warranties and Disclaimer of Warranty by Belo.  (a) Belo represents and warrants to Newspaper Holdco as of the date hereof and at all times during which the Belo Services are provided to Newspaper Holdco, that:
     (i) Subject to the receipt of any required Consents, neither the provision of the Belo Services by any Belo Service Provider, nor the receipt or use thereof by Newspaper Holdco in accordance with the terms and conditions hereof or of any Additional Agreement, shall breach, violate, infringe upon or constitute misappropriation of any Intellectual Property right of any Person. Subject to the terms and conditions hereof, of the Separation and Distribution Agreement, of the other Ancillary Agreements and of the Additional Agreements, the provision of the Belo Services will not confer on Newspaper Holdco any Intellectual Property rights, except as explicitly provided herein or therein.
     (ii) The Belo Services will be performed in a timely manner consistent with this Agreement, as each individual Schedule or Additional Agreement may require, by qualified individuals with appropriate subject matter expertise, in a professional and workmanlike manner, conforming to generally accepted industry standards and practices applicable to each individual Schedule or Additional Agreement and in strict accordance with all applicable Laws.
     (b) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY ADDITIONAL AGREEMENT, THE BELO SERVICES TO BE PURCHASED UNDER THIS AGREEMENT OR IN ANY ADDITIONAL AGREEMENT ARE PROVIDED AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT WARRANTY OR CONDITION OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR ANY OTHER WARRANTY WHATSOEVER.
     Section 5.02 Warranties and Disclaimer of Warranty by Newspaper Holdco. (a) Newspaper Holdco represents and warrants to Belo as of the date hereof and at all times during which the Newspaper Holdco Services are provided to Belo, that:
     (i) Subject to the receipt of any required Consents, neither the provision of the Newspaper Holdco Services by any Newspaper Holdco Service Provider, nor the receipt or use thereof by Belo in accordance with the terms and conditions hereof or of any Additional Agreement, shall breach, violate, infringe upon or constitute misappropriation of any Intellectual Property right of any Person. Subject to the terms and conditions hereof, of the Separation and Distribution Agreement, of the other Ancillary Agreements and of the Additional Agreements, the provision of the Newspaper Holdco Services will not confer on Belo any Intellectual Property rights, except as explicitly provided herein or therein.

     (ii) The Newspaper Holdco Services will be performed in a timely manner consistent with this Agreement, as each individual Schedule or Additional Agreement may require, by qualified individuals with appropriate subject matter expertise, in a professional and workmanlike manner, conforming to generally accepted industry standards and practices applicable to each individual Schedule or Additional Agreement and in strict accordance with all applicable Laws.
     (b) EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY ADDITIONAL AGREEMENT, THE NEWSPAPER HOLDCO SERVICES TO BE PURCHASED UNDER THIS AGREEMENT OR IN ANY ADDITIONAL AGREEMENT ARE PROVIDED AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT WARRANTY OR CONDITION OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR ANY OTHER WARRANTY WHATSOEVER.
     Section 5.03 Third Parties and Belo Services.  (a) Belo and Newspaper Holdco shall cooperate to obtain all required Consents sufficient to enable the Belo Service Providers to perform the Belo Services in accordance with this Agreement or any Additional Agreement for any third party Software or other Intellectual Property related to the provision of the Belo Services; provided, that, Belo shall not be required to incur any out-of-pocket costs in connection therewith. Newspaper Holdco will cooperate with Belo in obtaining all such required Consents related to the provision of the Belo Services and Newspaper Holdco shall bear any out-of-pocket costs incurred in connection therewith, provided, further, that Newspaper Holdco shall only be required to reimburse Belo for those expenses incurred by Belo that Newspaper Holdco has previously approved in writing. In the event that any such Consent is not obtained, then, unless and until such Consent is obtained, during the term of the applicable Schedule or as specified in an Additional Agreement, the Parties shall cooperate with each other in achieving a reasonable alternative arrangement with respect to such third party Software or Intellectual Property for Newspaper Holdco to continue to process its work and for the Belo Service Providers to perform the Belo Services.
     (b) Nothing contained in this Agreement shall preclude Newspaper Holdco from enforcing any rights or benefits available to it or Belo, or availing itself of any rights or defenses available to it or Belo under any third party agreement pursuant to which Belo Services are being provided to Newspaper Holdco.
     Section 5.04 Third Parties and Newspaper Holdco Services.  (a) Belo and Newspaper Holdco shall cooperate to obtain all required Consents sufficient to enable the Newspaper Holdco Service Providers to perform the Newspaper Holdco Services in accordance with this Agreement or any Additional Agreement for any third party Software or other Intellectual Property related to the provision of the Newspaper Holdco Services; provided, that, Newspaper Holdco shall not be required to incur any out-of-pocket costs in connection therewith. Belo will cooperate with Newspaper Holdco in obtaining all such required Consents related to the provision of the Newspaper Holdco Services and shall bear any out-of-pocket costs in connection therewith; provided, further, that Belo shall only be required to reimburse Newspaper Holdco for those expenses incurred by Newspaper Holdco that Belo has previously approved in writing. In the event that any such Consent is not obtained, then, unless and until such Consent is obtained, during the term of the applicable Schedule or as specified in an Additional Agreement, the Parties shall cooperate with each other in achieving a reasonable alternative arrangement with respect to such third party Software or Intellectual Property for Belo to continue to process its work and for the Newspaper Holdco Service Providers to perform the Newspaper Holdco Services.
     (b) Nothing contained in this Agreement shall preclude Belo from enforcing any rights or benefits available to it or Newspaper Holdco, or availing itself of any rights or defenses available to it or Newspaper Holdco under any third party agreement pursuant to which Newspaper Holdco Services are being provided to Belo.
     Section 5.05 Obligation to Re-perform Belo Services.  In the event of any breach of this Agreement or any Additional Agreement by Belo or any other Belo Service Provider with respect to any failure by Belo or a Belo Service Provider, as applicable, to provide any Belo Service in accordance with the terms of this Agreement or any Additional Agreement, Belo shall, or shall cause the applicable Belo Service Provider to, correct in all material respects such failure, error or defect or re-perform in all material respects such Belo Service at the request of Newspaper Holdco and at the expense of Belo. To be effective, any such request by Newspaper Holdco must (i) specify in reasonable detail the particular failure, error or defect and (ii) be made no more than 90 days from the date such error or defect was discovered by Newspaper Holdco or should have been discovered by Newspaper Holdco after reasonable inquiry.
     Section 5.06 Obligation to Re-perform Newspaper Holdco Services.  In the event of any breach of this Agreement or any Additional Agreement by Newspaper Holdco or any other Newspaper Holdco Service Provider with respect to any failure by Newspaper Holdco or a Newspaper Holdco Service Provider, as applicable, to provide any Newspaper Holdco Service in accordance with the terms of this Agreement or any Additional Agreement, Newspaper Holdco shall, or shall cause the applicable Newspaper Holdco Service Provider to, correct in all material respects such failure, error or defect or re-perform in all material respects such Newspaper Holdco Service at the request of Belo and at the expense of Newspaper Holdco. To be effective, any such request by Belo must (i) specify in reasonable detail the particular failure, error or defect and (ii) be made no more than 90 days from the date such error or defect was discovered by Belo or should have been discovered by Belo after reasonable inquiry.
     Section 5.07 Limitation of Liability.  NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY:
     (a) EXCEPT FOR ANY LIABILITIES THAT MAY BE INCURRED UNDER SECTION 3.05(c), THE MAXIMUM LIABILITY OF BELO TO, AND (EXCEPT AS SET FORTH IN SECTION 5.05) THE SOLE REMEDY OF, NEWSPAPER HOLDCO AND ITS AFFILIATES (AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, VENDORS, NEWSPAPER HOLDCO SERVICE PROVIDERS AND EMPLOYEES) WITH RESPECT TO ANY AND ALL CLAIMS ARISING IN CONNECTION WITH THE PROVISION OF THE BELO SERVICES BY BELO OR ANY BELO SERVICE PROVIDER, REGARDLESS OF THE THEORY UPON WHICH THE LIABILITY IS PREMISED, SHALL NOT EXCEED THE GROSS FEES RECEIVED BY BELO OR THE BELO SERVICE PROVIDER WITH RESPECT TO THE PROVISION OF THE BELO SERVICES TO WHICH SUCH CLAIM

RELATES IN THE MONTHLY PERIODS IN WHICH THE ACTION OR OMISSION OF BELO THAT GAVE RISE TO SUCH CLAIM OCCURRED OR WAS PENDING;
     (b) EXCEPT FOR ANY LIABILITIES THAT MAY BE INCURRED UNDER SECTION 3.05(c), THE MAXIMUM LIABILITY OF NEWSPAPER HOLDCO TO, AND (EXCEPT AS SET FORTH IN SECTION 5.06) THE SOLE REMEDY OF, BELO AND ITS AFFILIATES (AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, VENDORS, BELO SERVICE PROVIDERS AND EMPLOYEES) WITH RESPECT TO ANY AND ALL CLAIMS ARISING IN CONNECTION WITH THE PROVISION OF THE NEWSPAPER HOLDCO SERVICES BY NEWSPAPER HOLDCO OR ANY OTHER NEWSPAPER HOLDCO SERVICE PROVIDER, REGARDLESS OF THE THEORY UPON WHICH THE LIABILITY IS PREMISED, SHALL NOT EXCEED THE GROSS FEES RECEIVED BY NEWSPAPER HOLDCO OR THE NEWSPAPER HOLDCO SERVICE PROVIDER WITH RESPECT TO THE PROVISION OF THE NEWSPAPER HOLDCO SERVICES TO WHICH SUCH CLAIM RELATES IN THE MONTHLY PERIODS IN WHICH THE ACTION OR OMISSION OF NEWSPAPER HOLDCO THAT GAVE RISE TO SUCH CLAIM OCCURRED OR WAS PENDING;
     (c) EXCEPT FOR ANY LIABILITIES THAT MAY BE INCURRED UNDER SECTION 3.05(c), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES (OR THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, SERVICE PROVIDERS OR EMPLOYEES) FOR INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THE PERFORMANCE OF THIS AGREEMENT, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND EACH PARTY HEREBY WAIVES ON BEHALF OF ITSELF, ITS AFFILIATES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, SERVICE PROVIDERS AND EMPLOYEES ANY CLAIM FOR SUCH DAMAGES INCLUDING ANY CLAIM FOR PROPERTY DAMAGE OR LOST PROFITS, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE;
     (d) IN NO EVENT SHALL BELO BE LIABLE FOR THE ACTS OR OMISSIONS OF THIRD PARTY BELO SERVICE PROVIDERS TO THE EXTENT THAT BELO HAS EMPLOYED COMMERCIALLY REASONABLE EFFORTS TO INDUCE OR CAUSE SUCH THIRD PARTY BELO SERVICE PROVIDERS TO PROVIDE THE BELO SERVICES IN ACCORDANCE WITH THE MANNER AND LEVELS AGREED TO HEREUNDER; AND
     (e) IN NO EVENT SHALL NEWSPAPER HOLDCO BE LIABLE FOR THE ACTS OR OMISSIONS OF THIRD PARTY NEWSPAPER HOLDCO SERVICE PROVIDERS TO THE EXTENT THAT NEWSPAPER HOLDCO HAS EMPLOYED COMMERCIALLY REASONABLE EFFORTS TO INDUCE OR CAUSE SUCH THIRD PARTY NEWSPAPER HOLDCO SERVICE PROVIDERS TO PROVIDE THE NEWSPAPER HOLDCO SERVICES IN ACCORDANCE WITH THE MANNER AND LEVELS AGREED TO HEREUNDER.
     Section 5.08 Belo Indemnity.  Subject to the limitations set forth in Section 5.07, Belo shall indemnify and hold harmless Newspaper Holdco and its Affiliates (and their respective directors, officers, agents, Newspaper Holdco Service Providers and employees) from and against any and all claims, demands, complaints, damages, losses, liabilities, costs or expenses

(each of the foregoing, a “Loss”) arising out of, relating to or in connection with (i) any Action that determined that the provision by any Belo Service Provider and/or the receipt by Newspaper Holdco or its Affiliates of any Belo Service infringes upon or misappropriates the Intellectual Property of any third party, to the extent that any such Loss is determined to have resulted from Belo’s or such Belo Service Provider’s intentional breach or gross negligence, or (ii) any action or omission by Newspaper Holdco or a Newspaper Holdco Service Provider in providing the Newspaper Holdco Services hereunder, except to the extent any such Loss arises from Newspaper Holdco’s or such Newspaper Holdco Service Provider’s intentional breach or gross negligence.
     Section 5.09 Newspaper Holdco Indemnity.  Subject to the limitations set forth in Section 5.07, Newspaper Holdco shall indemnify and hold harmless Belo and its Affiliates (and their respective directors, officers, agents, Belo Service Providers and employees) from and against any and all Losses arising out of, relating to or in connection with (i) any Action that determined that the provision by any Newspaper Holdco Service Provider and/or the receipt by Belo or its Affiliates of any Newspaper Holdco Service infringes upon or misappropriates the Intellectual Property of any third party, to the extent that any such Loss is determined to have resulted from Newspaper Holdco’s or such Newspaper Holdco Service Provider’s intentional breach or gross negligence, or (ii) any action or omission by Belo or a Belo Service Provider in providing the Belo Services hereunder, except to the extent any such Loss arises from Belo’s or such Belo Service Provider’s intentional breach or gross negligence.
     Section 5.10 Negotiation.  In the event that any dispute arises between the Parties that cannot be resolved pursuant to any escalation path set forth in a Schedule or any Additional Agreement, either Party shall have the right to refer the dispute for resolution to the chief financial officers of each Party by delivering to the other Party a written notice of such referral (a “Dispute Notice”). Following receipt of a Dispute Notice, the chief financial officers shall negotiate in good faith to resolve such dispute. In the event that the chief financial officers are unable to resolve such dispute within 30 days after the date of the Dispute Notice, either Party shall have the right to refer the dispute to the chief executive officers of the Parties, who shall negotiate in good faith to resolve such dispute. In the event that the chief executive officers of the Parties are unable to resolve such dispute within 60 days after the date of the Dispute Notice, either Party shall have the right to commence litigation in accordance with Section 8.09 hereof. The Parties agree that all discussions, negotiations and other Information exchanged between the Parties during the foregoing escalation proceedings shall be without prejudice to the legal position of a Party in any subsequent Action.
     Section 5.11 Indemnification Rights. Except to the extent otherwise expressly provided herein to the contrary, the indemnification rights set forth in this Article V, as well as in any other provision of this Agreement or any Additional Agreement, shall be applicable notwithstanding the negligence, whether simple, contributory or gross, of the particular indemnified party.

ARTICLE VI
ACCESS TO INFORMATION
     Section 6.01 Access to Belo Records.  If requested by Newspaper Holdco, Belo shall and shall cause each Belo Service Provider to permit Newspaper Holdco reasonable access (in addition to the access required by Section 2.08(b)) to its respective books, records, accountants, accountants’ work papers, personnel and facilities for the purpose of Newspaper Holdco’s testing and verification of the effectiveness of each Belo Service Provider’s controls with respect to Belo Services as is reasonably necessary to enable the management of Newspaper Holdco to comply with its obligations under SOX § 404 and to enable Newspaper Holdco’s independent public accounting firm to attest to and report on the assessment of the management of Newspaper Holdco in accordance with SOX § 404 and Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements (“Auditing Standard No. 2”), as amended, or as otherwise required by Newspaper Holdco’s external auditors; provided, however, that in lieu of providing such access, Belo may, in its sole discretion, instead furnish Newspaper Holdco with a Statement on Auditing Standards (SAS) No. 70, Service Organizations, Type II audit (“SAS 70 Audit”) report; and provided, further, that Belo shall not be required to furnish Newspaper Holdco access to any Information other than Information that relates specifically to Belo Services.
     Section 6.02 Access to Newspaper Holdco Records.  If requested by Belo, Newspaper Holdco shall and shall cause each Newspaper Holdco Service Provider to permit Belo reasonable access (in addition to the access required by Section 2.08(a)) to its respective books, records, accountants and accountants’ work papers, personnel and facilities for the purpose of Belo’s testing and verification of the effectiveness of each Newspaper Holdco Service Provider’s controls with respect to Newspaper Holdco Services as is reasonably necessary to enable the management of Belo to comply with its obligations under SOX §404 and Belo’s independent public accounting firm to attest to and report on the assessment of the management of Belo in accordance with SOX §404 and Auditing Standard No. 2, as amended, or as otherwise required by Belo’s external auditors; provided, however, that in lieu of providing such access, Newspaper Holdco may, in its sole discretion, instead furnish Belo with a SAS 70 Audit report; and provided, further, that Newspaper Holdco shall not be required to furnish Belo access to any Information other than Information that relates specifically to Newspaper Holdco Services.
     Section 6.03 Cooperation and Procedures.  Without limiting the generality of, and in order to give effect to, the foregoing provisions of Article VI:
     (a) the Parties shall cooperate, at the Effective Time and from time to time thereafter, to identify the significant processes provided by each Party to the other Party in connection with the provision of the Services hereunder;
     (b) each Party shall, if necessary under the circumstances, develop and maintain procedures to adequately test, evaluate and document the design and effectiveness of its controls over such significant processes;

     (c) each Party as Service Provider shall provide to the other Party, its auditors and any third party that such other Party has retained to assist it with its SOX §404 compliance (subject to such third party’s having signed an appropriate confidentiality agreement with the Party that is providing the relevant Information), no later than the 30th day of the last month of each fiscal quarter ending in March, June, September and December during which the Service Provider provided a Service comprising a significant process to the other Party, adequate documentation with respect to the testing of its controls over the significant processes;
     (d) in the event any deficiencies are found as a result of the testing, the Service Provider and the Service Recipient shall cooperate in good faith to develop and implement commercially reasonable action plans and timetables to remedy such deficiencies and/or implement adequate compensating controls; provided, however, that if a Party as Service Provider provides a substantially similar service for itself or its Affiliates, then such Party as Service Provider shall not be required to take any actions that are different from the actions that such Party is taking with respect to such services that it provides for itself or its Affiliates, unless the control deficiency is or could reasonably be expected to be a material weakness in the Service Recipient’s internal control over financial reporting (and the Service Recipient shall share its analysis in this regard with the Service Provider), in which case the Service Provider shall cooperate in good faith with the Service Recipient to develop and implement in a timely fashion commercially reasonable action plans and timetables to remedy the deficiency and/or implement adequate compensating controls such that the deficiency will not rise to the level of a material weakness; provided further, that, if, as a result of such remedy and/or implementation, the Service Provider is required to take actions that are materially different than the actions that the Service Provider is taking with respect to the substantially similar services that it provides for itself or its Affiliates, the Service Recipient shall be obligated to fund the incremental costs incurred by the Service Provider, including all out-of-pocket incremental costs, plus a reasonable allocation of costs of employees who are diverted from providing services that such employees would otherwise be providing to the Service Provider during the period of such remedy and/or implementation;
     (e) the Service Provider shall, if requested by the Service Recipient, make its personnel and testing and documentation available to the auditors of the Service Recipient to enable such auditors to attest to and report on the assessment of internal control over financial reporting of the management of the Service Recipient. The Service Provider shall cooperate and assist the Service Recipient’s auditors in performing any process walkthroughs and process testing that such auditor may request of the significant processes; and
     (f) in the event that Sections 6.03(a)-(e) hereof do not reasonably enable the Service Recipient to comply with its obligations under SOX §404 and to enable the Service Recipient’s registered public accounting firm to attest to and report on the assessment by the management of the Service Recipient in accordance with SOX §404 and Auditing Standard No. 2, then upon reasonable notice, the Service Recipient shall be permitted to conduct, at its own expense, an independent audit of the Service Provider’s controls with respect to the Services solely to the extent necessary to accomplish such purpose or purposes.

ARTICLE VII
TERM; TERMINATION
     Section 7.01 Term.  This Agreement shall commence at the Effective Time and, unless terminated earlier in accordance with this Article VII, will terminate on the last date on which all Schedules and Additional Agreements have expired or been terminated.
     Section 7.02 Early Termination.  (a) A Service Recipient may terminate any Service upon 90 days prior notice to the other Party for any or for no reason.
     (b) In the event that pursuant to Section 2.07, a Service Provider reduces or suspends the provision of any Service due to a Force Majeure Event and such reduction or suspension continues for 15 days, the other Party may immediately terminate the applicable Schedule or Additional Agreement, upon written notice and without any reimbursement obligation, except as provided in Section 7.04.
     Section 7.03 Breach of Agreement.  Subject to Article V, if either Party shall cause or suffer to exist any material breach of any of its obligations under this Agreement or any Additional Agreement, including any failure to make payments when due, and that Party does not cure such default in all material respects within 30 days after receiving written notice thereof from the non-breaching Party, the non-breaching Party may terminate each affected Schedule or Additional Agreement, including the provision of Services pursuant thereto, immediately by providing written notice of termination.
     Section 7.04 Sums Due.  (a) In the event of a termination (including any termination pursuant to Section 7.02) or expiration of this Agreement or any Additional Agreement (or Services under one or more Schedules or Additional Agreements), Belo shall be entitled to the payment or reimbursement of, and Newspaper Holdco shall, or shall cause its applicable Affiliates to, pay and reimburse Belo, on the date of such termination or expiration (i) all amounts due to Belo or any Belo Service Provider under this Agreement or any Additional Agreement and (ii) all amounts accrued in connection with the provision of Belo Services through the date of such termination or expiration that are not yet due and payable to Belo or any Belo Service Provider under this Agreement or any Additional Agreement, as if such amounts were due and payable on the date of such termination or expiration.
     (b) In the event of a termination (including any termination pursuant to Section 7.02) or expiration of this Agreement or any Additional Agreement (or Services under one or more Schedules or any Additional Agreement), Newspaper Holdco shall be entitled to the payment or reimbursement of, and Belo shall, or shall cause its applicable Affiliates to, pay and reimburse Newspaper Holdco, on the date of such termination or expiration (i) all amounts due to Newspaper Holdco or any Newspaper Holdco Service Provider under this Agreement or any Additional Agreement and (ii) all amounts accrued in connection with the provision of the Newspaper Holdco Services through the date of such termination or expiration that are not yet due and payable to Newspaper Holdco or any Newspaper Holdco Service Provider under this Agreement or any Additional Agreement, as if such amounts were due and payable on the date of such termination or expiration.

     Section 7.05 Effect of Termination.  Articles I, III, IV, VI and VIII and Sections 5.01(a)(i), 5.01(b), 5.02(a)(i), 5.02(b), 5.07, 5.08, 5.09, 5.10, 7.04 and this 7.05 shall survive any termination of this Agreement.
ARTICLE VIII
MISCELLANEOUS
     Section 8.01 Notices.  All notices, requests and other communications hereunder (except for routine communications contemplated by certain Schedules) must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the Parties at the following addresses or facsimile numbers:
If to Belo, to:
Belo Corp.
400 South Record Street
Dallas, Texas 75202
Attn: Chief Executive Officer
Fax No.: (214) 977-8209
with a copy to:
Belo Corp.
400 South Record Street
Dallas, Texas 75202
Attn: Chief Financial Officer
Fax No.: (214) 977-8209
If to Newspaper Holdco, to:
A. H. Belo Corporation
400 South Record Street
Dallas, Texas 75202
Attn: Chief Executive Officer
Fax No.: (214) 977-8209
with a copy to:
A. H. Belo Corporation
400 South Record Street
Dallas, Texas 75202
Attn: Chief Financial Officer
Fax No.: (214) 977-6899

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this section, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this section, be deemed given upon receipt and (iii) if delivered by mail in the manner described above to the address as provided in this section, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this section). Any party from time to time may change its address, facsimile number or other Information for the purpose of notices to that party by giving notice specifying such change to the other party.
     Section 8.02 Entire Agreement.  This Agreement, together with all exhibits and Schedules, any Additional Agreements, the Separation and Distribution Agreement and the other Ancillary Agreements, constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.
     Section 8.03 Waiver.  Any term or condition of this Agreement or any Additional Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement or any Additional Agreement, in any one or more instances, shall be deemed or construed as a waiver of the same or any other term or condition of this Agreement or any Additional Agreement on any future occasion. All remedies, either under this Agreement or any Additional Agreement or by Law or otherwise afforded, will be cumulative and not alternative.
     Section 8.04 Amendment.  This Agreement and any Additional Agreement may be amended, supplemented, modified or superseded only by a written instrument signed by duly authorized signatories of the Parties hereto or thereto.
     Section 8.05 Independent Contractors.  In performing the Services, each Service Provider shall operate as and have the status of an independent contractor. No Service Provider’s employees shall be considered employees or agents of the other Party, nor shall the employees of any Party be eligible or entitled to any benefits, perquisites or privileges given or extended to any of the other Party’s employees in connection with the provision of Services. Nothing contained in this Agreement or any Additional Agreement shall be deemed or construed to create a joint venture or partnership between the Parties. No Party shall have any power to control the activities and/or operations of the other Party. No Party shall have any power or authority to bind or commit any other Party.
     Section 8.06 No Third Party Beneficiary.  The terms and provisions of this Agreement and any Additional Agreement are intended solely for the benefit of each Party hereto and thereto and their respective Affiliates, successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other Person.
     Section 8.07 No Assignment; Binding Effect.  Neither this Agreement (nor any Additional Agreement) nor any right, interest or obligation hereunder (or thereunder) may be assigned by any Party hereto (or thereto) without the prior written consent of the other Party hereto (or thereto) and any attempt to do so will be void, except that each Party may assign any or all of its rights, interests and obligations hereunder or under any Additional Agreement to an Affiliate, provided, that, any such Affiliate agrees in writing to be bound by all of the terms, conditions and provisions contained herein and that no assignment by a Party shall relieve such Party of any of its obligations under this Agreement unless agreed to by the non-assigning Party. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and permitted assigns.
     Section 8.08 Headings.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.
     Section 8.09 Submission to Jurisdiction; Waivers.  Subject to the prior exhaustion of the negotiation procedures set forth in Section 5.10 and to the fullest extent permitted by applicable Law, each Party hereto (i) agrees that any claim, action or proceeding by such party seeking any relief whatsoever arising out of, relating to or in connection with, this Agreement or any Additional Agreement or the transactions contemplated hereby or thereby shall be brought only in the United States District Court for the Northern District of Texas or any Texas State court, in each case, located in Dallas County and not in any other State or Federal court in the United States of America or any court in any other country, (ii) agrees to submit to the exclusive jurisdiction of such courts located in Dallas County for purposes of all legal proceedings arising out of, or in connection with, this Agreement and the transactions contemplated hereby, (iii) waives and agrees not to assert any objection that it may now or hereafter have to the laying of the venue of any such action brought in such a court or any claim that any such action brought in such a court has been brought in an inconvenient forum, (iv) agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.01 or any other manner as may be permitted by Law shall be valid and sufficient service thereof and (v) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.
     Section 8.10 Severability.  If any provision of this Agreement or any Additional Agreement is held to be illegal, invalid or unenforceable under any present or future Law, the remaining provisions of this Agreement or any Additional Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom or therefrom.
     Section 8.11 Governing Law.  This Agreement and any Additional Agreement and any dispute arising out of, in connection with or relating to this Agreement or any Additional Agreement shall be governed by and construed in accordance with the Laws of the State of Texas, without giving effect to the conflicts of laws principles thereof.
     Section 8.12 Counterparts.  This Agreement and any Additional Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     Section 8.13 Order of Precedence.  In the event of an inconsistency or conflict between this Agreement, a Schedule and any Additional Agreement, the Additional Agreement or Schedule shall prevail over this Agreement, and the Additional Agreement shall prevail over a Schedule. In the event of an inconsistency or conflict between any Additional Agreement and an attachment or exhibit thereto, the Additional Agreement shall prevail over the attachment or exhibit thereto.
     Section 8.14 Ownership of and License to Data.  (a) It is acknowledged and agreed that (i) Belo retains all right, title and interest in and to all Belo Data and nothing herein shall create or vest in Newspaper Holdco any right, title or interest in or to the Belo Data and (ii) Newspaper Holdco retains all right, title and interest in and to all Newspaper Holdco Data and nothing herein shall create or vest in Belo any right, title or interest in or to the Newspaper Holdco Data: and
     (b) Belo hereby grants to Newspaper Holdco a non-exclusive, royalty free, fully paid-up, non-transferable (except to Subsidiaries), worldwide license to use Belo Data solely (i) to provide the Newspaper Holdco Services and (ii) to comply with Newspaper Holdco’s obligations under applicable Law with respect to such Belo Data.
     (c) Newspaper Holdco hereby grants to Belo a non-exclusive, royalty free, fully paid-up, non-transferable (except to Subsidiaries), worldwide license to use Newspaper Holdco Data solely (i) to provide the Belo Services and (ii) to comply with Belo’s obligations under applicable Law with respect to such Newspaper Holdco Data.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

BELO CORP.
By:	/s Dennis A. Williamson
	Name:	Dennis A. Williamson
	Title:	Executive Vice President/Chief Financial Officer

A. H. BELO CORPORATION
By:	/s/ Alison K. Engel
	Name:	Alison K. Engel
	Title:	Senior Vice President/Chief Financial Officer and Treasurer

Exhibit A
Belo Services and Newspaper Holdco Services
Information Technology Services
Interactive Media Services
Real Estate Management Services
Internal Audit Services
Media Content and Cross Promotion Services
Web Site Maintenance Services
Legal Services
Employee Benefit Plan Administration Services
Payroll and Other Financial Management Services